SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities
                    Exchange Act of 1934


     Date of report ( Date of Earliest Event Reported) :
                 December 16, 1999

                 PETROLEUM HELICOPTERS, INC.
    (Exact name of registrant as specified in its charter)


          Louisiana            0-9827           72-0395707
       (State or other       (Commission       (I.R.S. Employer
       jurisdiction of         File            Identification No.)
       incorporation )        Number )

  2121 Airline Drive, Suite
             400
   P.O. Box 578, Metairie,                      70001-5979
          Louisiana                             (Zip Code)
    (Address of principal
      executive offices)

         Registrant's telephone number, including area code:
                         (504) 828-3323


                             N/A
    (Former name or former address, if changed since last
                          report.)


ITEM 4. CHANGE IN CERTIFYING ACCOUNTANTS OF PETROLEUM
HELICOPTERS, INC ("PHI").


Disclosures required by Item 304(a)(2) of Regulation S-K.

On December 16, 1999, PHI engaged Deloitte & Touche, LLP as its new independent accountants. During PHI's two most recent fiscal years and the subsequent interim period prior to December 16, 1999, neither PHI nor anyone acting on PHI's behalf consulted with Deloitte & Touche, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on PHI's financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K.)

PHI provided a copy of the foregoing disclosure to Deloitte and Touche, LLP on December 16, 1999, and requested that it provide PHI with a letter addressed to the Commission in accordance with Item 304(a)(2)(D) of Regulation S-K if it wished to provide any new information, clarify PHI's expression of its views or disagree in any respect with the disclosure made by PHI. On December 16, 1999, Deloitte & Touche, LLP informed PHI that it did not wish to provide any new information, clarify any of PHI's expression of its views or disagree in any respect with the disclosure made by PHI.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements

       None.

(b)    Pro forma Financial Information

       None.

(c)    Exhibits

       None.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                         PETROLEUM HELICOPTERS INC.



                              By: /s/   Michael J. McCann
                              ---------------------------
                              Michael J. McCann
                              Chief Financial Officer and
                              Treasurer


                              Dated: December 22, 1999